Exhibit 21 - Subsidiaries of the Registrant

DOLLAR GENERAL CORPORATION                                            Tennessee
DOLGENCORP, INC.                                                       Kentucky
DADE LEASE MANAGEMENT, INC.                                            Delaware
DOLGENCORP OF TEXAS INC.                                                  Texas
DOLLAR GENERAL PARTNERS                                                Kentucky
GREATER CUMBERLAND INSURANCE COMPANY                                    Vermont
DOLLAR GENERAL INTELLECTUAL PROPERTY, L.P.                              Vermont
DOLLAR GENERAL FINANCE, INC.                                          Tennessee